EXHIBIT 5.1



                                  June 19, 2003




Mpower Holding Corporation
175 Sully's Trail
Pittsford, New York 14534

Ladies and Gentlemen:

              I am General Counsel for Mpower Holding Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to 14,722,034 shares (the "Shares") of common stock, par value $.001 per share, of the Company (the "Common Stock"), to be issued from time to time pursuant to the Company's Stock Option Plan I and Stock Option Plan II.

              In so acting, I have examined the Registration Statement and I have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

              The opinion expressed below is limited to the General Corporation Law of Delaware, and I do not express any opinion herein concerning any other law.


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June 19, 2003
Page 2


              Based upon the foregoing and having regard for such legal considerations as I have deemed relevant, I am of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the Plans and (b) paid for in full in accordance with terms of the Plans, the Shares will be validly issued, fully paid and non-assessable.

              I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 /s/ Russell I. Zuckerman
                                                 Russell I. Zuckerman
                                                 Senior Vice President &
                                                 General Counsel,
                                                 Mpower Holding Corporation